Exhibit 99.906CERT

Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen New York AMT-Free Quality Municipal Income Fund (the “Fund”), certify that, to the best of each such officer's knowledge and belief:

1.	The Form N-CSR of the Fund for the period ended August 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 7, 2018

/s/ Cedric H. Antosiewicz
Cedric H. Antosiewicz
Chief Administrative Officer
(principal executive officer)

/s/ Stephen D. Foy
Stephen D. Foy
Vice President, Controller
(principal financial officer)